FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET, 10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP. REPORTS RESULTS FOR FOURTH QUARTER AND
YEAR ENDED DECEMBER 31, 2009

Highlights for Fourth Quarter and Year Ended December 31, 2009

•	Net operating income of $0.32 and $1.42 per share-diluted, respectively;

•	GAAP net income of $0.43 and $0.25 per share-diluted, respectively;

•	Common stock cash dividend of $0.25 and $1.15 per share, respectively;

•	Repurchased $33.5 million and $55.5 million of its corporate notes for $8.6 million and $11.0 million, or at a 74% and 80% discount to par, for gains of $24.9 million and $44.5 million, respectively;

•	$128.7 million and $307.7 million of loans receivable repaid and settled, respectively;

•	Raised net proceeds of $43.4 million in a public offering in December 2009;

•	No short-term borrowings at December 31, 2009; and

•	$137.1 million of liquidity at December 31, 2009.

New York, N.Y., March 2, 2010 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a real estate investment trust whose investment strategy focuses on commercial real estate (“CRE”) loan assets, commercial mortgage-backed securities (“CMBS”) and, to a lesser extent, commercial finance assets, reported results for the fourth quarter and year ended December 31, 2009.

Financial Results

•
Net operating income for the three months and year ended December 31, 2009 was $9.2 million, or $0.32 per share-diluted and $36.1 million, or $1.42 per share-diluted, respectively, as compared to $11.0 million, or $0.44 per share-diluted and $42.3 million, or $1.71 per share-diluted, for the three months and year ended December 31, 2008, respectively.

•
GAAP net income for the three months ended December 31, 2009 was $12.1 million, or $0.43 per share-diluted, as compared to GAAP net loss for the three months ended December 31, 2008 of $7.3 million, or ($0.29) per share-diluted.   The three months ended December 31, 2009 includes provisions for loan and lease losses of $16.1 million, net asset impairments of $6.9 million, net realized gains on bank loans, CMBS-private placement and securities held-to-maturity totaling $1.0 million and a gain on the extinguishment of debt of $24.9 million that, in the aggregate, increased GAAP net income by $0.10 per share-diluted.  The three months ended December 31, 2008 includes provisions for loan and lease losses of $18.3 million that  reduced GAAP net income by ($0.74) per share-diluted.

•
GAAP net income for the year ended December 31, 2009 was $6.3 million, or $0.25 per share-diluted, as compared to GAAP net loss for the year ended December 31, 2008 of $3.1 million, or ($0.12) per share-diluted.  The year ended December 31, 2009 includes provisions for loan and lease losses of $61.4 million, net realized gains/(losses) on bank loans, CMBS-private placement and securities held-to-maturity totaling $1.9 million, net asset impairments of $13.5 million and a gain on the extinguishment of debt of $44.5 million that, in the aggregate, reduced GAAP net income by ($1.17) per share-diluted.  The year ended December 31, 2008 included provisions for loan and lease losses of $46.2 million, net realized gains/(losses) on CMBS-private placement, bank loans and leases of $1.6 million, gain on a loan settlement of $574,000 and a gain on the extinguishment of debt of $1.8 million that, in the aggregate, reduced GAAP net income by ($1.83) per share-diluted.

•
REIT taxable income, a non-GAAP measure, for the fourth quarter and year ended December 31, 2009 was $9.7 million or $0.34 per share-diluted and $31.5 million or $1.23 per share-diluted, respectively, as compared to $8.3 million or $0.33 per share-diluted and $39.3 million or $1.57 per share-diluted for the fourth quarter and year ended December 31, 2008, respectively, an increase of $1.4 million (16%) for the quarter and a decrease of  $7.8 million (20%) for the year, respectively.

•
On January 26, 2010, RCC paid a dividend of $0.25 per common share, or $9.2 million, to stockholders of record as of December 31, 2009.  RCC paid dividends of $31.8 million, or $1.15 per common share, for the year ended December 31, 2009.

•	Economic book value, a non-GAAP measure, was $7.91 per common share as of December 31, 2009.

•	GAAP book value was $6.26 per common share as of December 31, 2009.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “We are pleased with how we ended 2009 and began 2010.  We are well positioned to grow book value through discount purchases of our debt as well as to pay a projected dividend of $1.00 per share in 2010. We maintain our conservative stance with a decent amount of investable cash as well as no short term debt. We are focused on deleveraging before we begin to start investing again in earnest. As the broader economy begins to slowly improve, we feel that Resource Capital is very well positioned to participate in and benefit from that recovery.”

Additional financial results for the fourth quarter and year ended December 31, 2009 and recent developments include:

General

•
RCC’s net interest income decreased by $308,000, or (2%), to $13.6 million for the fourth quarter ended December 31, 2009, as compared to $13.9 million for the same period in 2008.  RCC’s net interest income decreased by $2.5 million, or (5%), to $52.2 million for the year ended December 31, 2009, as compared to $54.7 million for the same period in 2008.

Commercial Real Estate

•	RCC funded commitments on existing CRE loans on a gross basis of $3.8 million during the three months ended December 31, 2009.

•
RCC bought and retained CMBS of $51.7 million par value at a discount to par of 47.4% for the year ended December 31, 2009.  The net discount of $24.5 million improved the collateralization on its CRE collateralized debt obligations (“CDO”) and these purchases provided a yield of approximately 10.7%.

The following table summarizes RCC’s CRE loan activities and fundings of previous commitments, at par, for the three months and year ended December 31, 2009 (in millions, except percentages):

	Three Months Ended December 31, 2009	Year Ended December 31, 2009	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (2)
Whole loans (3)	$3.8	$38.7	3.22%	7.94%

New loans production (3)	3.8	38.7
Sale of real estate loans	−	(29.8)
Payoffs	(15.0)	(22.0)
Principal paydowns	(9.6)	(46.4)
Loans, net (4)	$(20.8)	$(59.5)

(1)	Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of December 31, 2009.

(2)	Reflects rates on RCC’s portfolio balance as of December 31, 2009.

(3)	Consists of fundings of previous commitments.

(4)	The basis of new net loans does not include provisions for losses on CRE loans of $13.5 million for the three months ended December 31, 2009 and $31.9 million for the year ended December 31, 2009.

Commercial Finance

•
RCC’s bank loan portfolio ended the fourth quarter with total investments of $896.9 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.66%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47%.

Book Value

As of December 31, 2009, RCC’s stockholders’ equity per common share was $6.26.  Total stockholders’ equity was $228.8  million as of December 31, 2009 as compared to $186.3 million as of December 31, 2008.  Total common shares outstanding were 36,545,737 as of December 31, 2009 as compared to 25,344,867 as of December 31, 2008.  The increase in RCC’s stockholder’s equity of $42.5 million was substantially the result of the offering completed in December 2009 that raised net offering proceeds of $43.4 million.

As of December 31, 2009, RCC’s economic book value per common share outstanding, a non-GAAP measure, was $7.91.  Economic book value is computed by adding back to stockholders’ equity any unrealized losses on the Company’s investments in CMBS for which it expects to recover full par value at maturity, and on derivatives (cash flow hedges) that are associated with fixed-rate loans which it intends to hold until maturity, in excess of its value at risk, and that have not been adjusted through stockholders’ equity for market fluctuations (see Note 1 of Schedule II in this release).  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RCC’s investment portfolio as of December 31, 2009, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RCC’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):
	Amortized cost	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
December 31, 2009
Floating rate
CMBS-private placement	$32,043	100.00%	$11,185	34.91%	$(20,858)	-65.09%
Other asset-backed securities (“ABS”)	24	0.29%	24	0.29%	−	− %
B notes (1)	26,500	100.00%	26,283	99.18%	(217)	-0.82%
Mezzanine loans (1)	124,048	100.00%	123,033	99.18%	(1,015)	-0.82%
Whole loans (1)	403,890	99.98%	382,371	94.65%	(21,519)	-5.33%
Bank loans (2)	857,451	96.87%	798,614	90.23%	(58,837)	-6.64%
Bank loans held for sale (3)	8,050	78.88%	8,050	78.88%	−	− %
ABS held-to-maturity (4)	31,401	88.77%	21,287	60.18%	(10,114)	-28.59%
Total floating rate	1,483,407	97.23%	1,370,847	89.85%	(112,560)	-7.38%
Fixed rate
CMBS – private placement	60,067	64.08%	33,333	35.56%	(26,734)	-28.52%
B notes (1)	54,977	100.05%	54,527	99.23%	(450)	-0.82%
Mezzanine loans (1)	58,638	100.28%	53,200	90.98%	(5,438)	-9.30%
Whole loans (1)	80,305	99.78%	79,647	98.96%	(658)	-0.82%
Equipment leases and loans (5)	2,067	100.05%	927	44.87%	(1,140)	-55.18%
Total fixed rate	256,054	88.38%	221,634	76.50%	(34,420)	-11.88%
Grand total	$1,739,461	95.82%	$1,592,481	87.72%	$(146,980)	-8.10%

(1)
Net carrying amount includes an allowance for loan losses of $29.3 million at December 31, 2009, allocated as follows: B notes ($0.7 million), mezzanine loans ($6.4 million) and whole loans ($22.2 million).

(2)
The bank loan portfolio is carried at amortized cost less allowance for loan loss and was $839.6 million at December 31, 2009.  Amount disclosed represents net realizable value at December 31, 2009, which includes $17.8 million allowance for loan losses at December 31, 2009.

(3)	Bank loans held for sale are carried at the lower of cost or market. Amortized cost is equal to fair value.

(4)	Asset-backed securities held-to-maturity are carried at amortized cost less any other-than-temporary impairment charges.

(5)	Net carrying amount includes a $1.1 million allowance for equipment lease and loan losses at December 31, 2009.

Liquidity

At February 28, 2010, after paying the fourth quarter dividend, RCC’s liquidity of $116.7 million consists of two primary sources:

•	unrestricted cash and cash equivalents of $29.1 million and restricted cash of $4.0 million in margin call accounts; and

•	capital available for reinvestment in its five CDO entities of $83.6 million, of which $1.7 million is designated to finance future funding commitments on CRE loans.

Capital Allocation

As of December 31, 2009, RCC had allocated its invested equity capital among its targeted asset classes as follows: 76.5% in commercial real estate loans, 23.2% in commercial bank loans and 0.3% in direct financing leases and loans.

Supplemental Information

The following reconciliations and supplemental statistics as of December 31, 2009 are included in this release:

•	Schedule I – Reconciliation of GAAP Net Income (Loss) to Estimated REIT Taxable Income;

•	Schedule II – Reconciliation of GAAP Stockholders’ Equity to Economic Book Value; and

•	Schedule III – Summary of CDO and CLO Performance Statistics.

About Resource Capital Corp.

RCC is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on CRE-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: CRE-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of CDOs and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s unaudited consolidated balance sheets, consolidated statements of operations, a reconciliation of GAAP net income (loss) to estimated REIT taxable income, a reconciliation of GAAP stockholders’ equity to economic book value, and a summary of CDO and CLO performance statistics and supplemental information regarding RCC’s CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2009	2008
	(unaudited)
ASSETS
Cash and cash equivalents	$51,991	$14,583
Restricted cash	85,125	60,394
Investment securities available-for-sale, pledged as collateral, at fair value	39,304	22,466
Investment securities available-for-sale, at fair value	5,238	6,794
Investment securities held-to-maturity, pledged as collateral	31,401	28,157
Loans, pledged as collateral and net of allowances of $47.1 million and $43.9 million	1,558,687	1,684,622
Loans held for sale	8,050	−
Direct financing leases and notes, pledged as collateral and net of allowance of $1.1 million and $450,000 and net of unearned income	927	104,015
Investments in unconsolidated entities	3,605	1,548
Interest receivable	5,754	8,440
Other assets	5,102	5,012
Total assets	$1,795,184	$1,936,031
LIABILITIES
Borrowings	$1,536,500	$1,699,763
Distribution payable	9,170	9,942
Accrued interest expense	1,516	4,712
Derivatives, at fair value	12,767	31,589
Accounts payable and other liabilities	6,401	3,720
Total liabilities	1,566,354	1,749,726
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 36,545,737 and 25,344,867 shares issued and outstanding (including 437,319 and 452,310 unvested restricted shares)	36	26
Additional paid-in capital	405,517	356,103
Accumulated other comprehensive loss	(62,154)	(80,707)
Distributions in excess of earnings	(114,569)	(89,117)
Total stockholders’ equity	228,830	186,305
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,795,184	$1,936,031

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
REVENUES
Net interest income:
Loans	$20,230	$29,014	$84,563	$117,108
Securities	2,551	1,043	7,225	6,378
Leases	(1)	2,234	4,336	8,180
Interest income – other	416	497	1,469	2,675
Total interest income	23,196	32,788	97,593	134,341
Interest expense	9,599	18,883	45,427	79,619
Net interest income	13,597	13,905	52,166	54,722

OPERATING EXPENSES
Management fees − related party	2,483	1,477	8,363	6,301
Equity compensation – related party	166	(239)	1,240	540
Professional services	1,074	1,120	3,866	3,349
Insurance expense	219	172	828	641
General and administrative	487	729	1,764	1,848
Income tax expense (benefit)	14	(375)	(2)	(241)
Total expenses	4,443	2,884	16,059	12,438

NET OPERATING INCOME	9,154	11,021	36,107	42,284

OTHER INCOME (EXPENSES)
Impairment losses on investment securities	(11,396)	(17,046)	(27,490)	(26,611)
Recognized in other comprehensive loss	(4,485)	(17,046)	(14,019)	(26,611)
Net impairment losses recognized in earnings	(6,911)	−	(13,471)	−
Net realized gains/(losses) on loans and investments	1,026	14	1,890	(1,637)
Provision for loan and lease losses	(16,109)	(18,332)	(61,383)	(46,160)
Gain on the extinguishment of debt	24,905	−	44,546	1,750
Gain on the settlement of loan	−	−	−	574
Other income (expense)	25	29	(1,350)	115
Total income (expense)	2,936	(18,289)	(29,768)	(45,358)

NET INCOME (LOSS)	$12,090	$(7,268)	$6,339	$(3,074)

NET INCOME (LOSS) PER SHARE – BASIC	$0.43	$(0.29)	$0.25	$(0.12)

NET INCOME (LOSS) PER SHARE – DILUTED	$0.43	$(0.29)	$0.25	$(0.12)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	27,829,752	24,869,062	25,205,403	24,757,386

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	28,166,984	24,869,062	25,355,821	24,757,386

DIVIDENDS DECLARED PER SHARE	$0.25	$0.30	$1.15	$1.60

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS)
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles GAAP net income (loss) to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Net income (loss) − GAAP	$12,090	$(7,268)	$6,339	$(3,074)
Taxable REIT subsidiary’s loss	1,285	−	3,138	−
Adjusted net income (loss)	13,375	(7,268)	9,477	(3,074)
Adjustments:
Share-based compensation to related parties	(117)	(891)	543	(1,620)
Capital loss carryover (utilization)/losses from the sale of securities	(160)	−	4,818	2,000
Provision for loan and lease losses unrealized	13,537	371	26,877	14,817
Asset impairments	6,911	−	13,471	−
Deferral of extinguishment of debt income	(15,789)	−	(28,530)	−
Net book to tax adjustments for the Company’s taxable foreign REIT subsidiaries	(10,878)	15,844	(6,277)	27,115
Subpart F income limitation (2)	3,001	−	9,872
Other net book to tax adjustments	(175)	288	1,212	16
Estimated REIT taxable income	$9,705	$8,344	$31,463	$39,254
Amounts per share – diluted	$0.34	$0.33	$1.23	$1.57

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable income, RCC expects that its distributions may at times be more or less than its reported GAAP net income.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income (if any) of RCC’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its income to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
U.S. shareholders of controlled foreign corporations are required to include their share of such corporations’ income on a current basis; however, losses sustained by such corporations do not offset income of their U.S. shareholders on a current basis.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY
TO ECONOMIC BOOK VALUE (1) (2)
(in thousands, except per share data)
(Unaudited)

	As of December 31,
	2009	2008
Stockholders’ equity - GAAP	$228,830	$186,305
Add:
Unrealized losses – CMBS portfolio	47,592	41,243
Unrealized losses recognized in excess of value at risk – interest rate swaps	12,812	31,589
Economic book value	$289,234	$259,137
Shares outstanding	36,546	25,345
Economic book value per share	$7.91	$10.22

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of RCC’s value because it facilitates evaluation of us without the effects of unrealized losses on investments for which we expect to recover full par value at maturity and on interest rate swaps, which we intend to hold to maturity, in excess of RCC’s value at risk.  Unrealized losses recognized in RCC’s financial statements, prepared in accordance with GAAP that are in excess of RCC’s maximum value at risk are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RCC’s consolidated balance sheets, to help analyze RCC’s value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on interest rate swaps (cash flow hedges) that are associated with fixed-rate loans that have not been fair-valued through stockholders’ equity.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(Unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Year Ended	Year Ended		As of	As of Initial
		December 31,	December 31,	December 31,	December 31,	Measurement
Name	CDO Type	2008	2009 (1)	2009 (2) (3)	2009 (4)	Date
		(actual)	(actual)
Apidos CDO I	CLO	$8,957	$6,643	$4,928	$3,475	$17,136
Apidos CDO III	CLO	$6,725	$6,390	$3,008	$5,014	$11,269
Apidos Cinco CDO	CLO	$9,470	$7,553	$3,696	$15,604	$17,774
RREF 2006-1	CRE CDO	$13,245	$13,222	$10,808	$26,810	$24,941
RREF 2007-1	CRE CDO	$18,149	$20,536	$15,244	$17,560	$26,032

(1)	Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership).

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to the Company’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands)
(Unaudited)

Loans and Leasing Investment Statistics

The following table presents information on RCC’s impaired loans and leases and related allowances as of December 31, 2009 and 2008 (based on amortized cost):

	As of December 31,
	2009	2008
Impaired:
Loans and leases	$89,563	$23,938
Impaired loans and leases to total loans and leases	5.4%	1.3%

Allowance for loan and lease losses:
Specific provision	$28,341	$18,929
General provision	19,921	25,388
Total allowance for loans and leases	$48,262	$44,317
Allowance as a percentage of total loans and leases	2.9%	2.4%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of December 31, 2009 (based on par value):

Security type
Whole loans	64.7%
Mezzanine loans	24.4%
B Notes	10.9%
Total	100.0%

Collateral type
Hotel	30.4%
Multifamily	29.1%
Office	23.3%
Retail	11.0%
Condo	1.0%
Flex	0.9%
Self-storage	0.8%
Other	3.5%
Total	100.0%

Collateral location
Southern California	24.8%
Northern California	14.2%
New York	12.4%
Arizona	7.9%
Florida	5.9%
Texas	4.4%
Tennessee	4.2%
Washington	4.2%
Colorado	4.1%
Other	17.9%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of December 31, 2009 (based on par value):

Industry type
Healthcare, education and childcare	12.4%
Diversified/conglomerate service	8.2%
Broadcasting and entertainment	8.0%
Chemicals, plastics and rubber	6.1%
Printing and publishing	5.6%
Retail stores	4.7%
Personal transportation	4.3%
Personal, food and miscellaneous services	4.2%
Automobiles	4.2%
Telecommunications	4.1%
CLO securities	3.8%
Hotels, motels, inns and gaming	3.4%
Other	31.0%
Total	100.0%